                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                    AMR
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                                              May 1, 1997

TO OUR STOCKHOLDERS,

    You are cordially invited to attend the annual meeting of stockholders of AMR Corporation, which will be held in the Park West Ballroom of The Omni Hotel Park West at 1590 LBJ Freeway, Dallas, Texas, on Wednesday, May 21, 1997, at 10:00 A.M., Central Daylight Time. An Official Notice of the Meeting, Proxy Statement and form of proxy are enclosed with this letter.

    We hope that those of you who plan to attend the annual meeting will join us beforehand for refreshments. If you cannot be present, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you plan to attend the annual meeting, please make certain that you mark the appropriate box on the proxy card when you return it, and bring to the annual meeting the admission ticket that is printed on the last page of the proxy statement.

                                              Sincerely,

                                                       [SIGCUT]

                                              Robert L. Crandall
                                              CHAIRMAN OF THE BOARD

                                      AMR
    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616
                            ------------------------

               OFFICIAL NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

    The annual meeting of stockholders of AMR Corporation will be held in the Park West Ballroom of The Omni Hotel Park West at 1590 LBJ Freeway, Dallas, Texas, on Wednesday, May 21, 1997, at 10:00 A.M., Central Daylight Time, for the purpose of considering and acting upon the following:

        (1) the election of directors;

        (2) ratification of the selection of Ernst & Young LLP as independent auditors for the Corporation for the year 1997;

and such other matters as may properly come before the meeting or any adjournments thereof.

    If you plan to attend the annual meeting, please check the appropriate box on your proxy card when you return it, and bring to the annual meeting the admission ticket that is printed on the last page of the proxy statement. Only stockholders of record at the close of business on March 24, 1997, will be entitled to attend or to vote at the meeting.

                                        By Order of the Board of Directors,

                                                     [SIGCUT]
                                        Charles D. MarLett
                                        CORPORATE SECRETARY

May 1, 1997

    IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST HAVE AN ADMISSION TICKET (PRINTED ON THE LAST PAGE OF THE PROXY STATEMENT) OR OTHER PROOF OF SHARE OWNERSHIP (FOR EXAMPLE, A RECENT STATEMENT FROM YOUR BROKER). IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      AMR

    P.O. BOX 619616, DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TX 75261-9616

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1997

    This statement and the form of proxy are being mailed to stockholders on or around May 1, 1997, in connection with a solicitation of proxies by the Board of Directors of AMR Corporation ("AMR" or the "Corporation") for use at the annual meeting of stockholders to be held on May 21, 1997.

    If the enclosed form of proxy is signed and returned, it will be voted as specified in the proxy. However, a stockholder who executes a proxy may revoke it at any time before it is voted.

    The Corporation will bear the cost of this solicitation. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of the Corporation or its subsidiaries, in person or by telephone. The Corporation will also request brokers or nominees who hold common stock in their names to forward proxy material at the Corporation's expense to the beneficial owners of such stock, and has retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to aid in the solicitation at an estimated fee of $13,500 plus reimbursement of normal expenses.

                      OUTSTANDING STOCK AND VOTING RIGHTS

    The holders of record at the close of business on March 24, 1997, of the Corporation's common stock will be entitled to vote at the meeting. On that date, the Corporation had outstanding 91,068,286 shares of common stock. Each stockholder will be entitled to one vote in person or by proxy for each share of stock held.

    Directors of the Corporation are elected by a plurality of the votes cast at the annual meeting. Any other matters submitted to vote of the stockholders will be determined by a majority of the votes cast. Abstentions from voting (including broker non-votes) on the election of directors or on other matters will have no effect on the outcome of such votes, since they are determined on the basis of votes cast, and abstentions are not counted as votes cast.

STOCKHOLDER PROPOSALS

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. Proposals for inclusion in the 1998 proxy statement must be received by the Corporation no later than December 1, 1997. Any such proposal, as well as any questions related thereto, should be directed to the Corporate Secretary of the Corporation.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    It is proposed that 12 directors be elected at the meeting, to serve until the next annual election and until their successors are duly elected and qualified. Directors will be elected by a plurality of the votes cast.

    Unless otherwise indicated, all proxies that authorize the persons named therein to vote for the election of directors will be voted for the election of the nominees listed below. If any nominee should not be available for election, as a result of unforeseen circumstances, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee, if any, as the Board of Directors may propose.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Each of the nominees for election as a director has furnished to the Corporation the following information with respect to principal occupation or employment, principal business directorships and beneficial ownership of securities of the Corporation as of March 24, 1997, including grants, if any, of securities under the Corporation's 1988 Long Term Incentive Plan, as amended, 1994 Directors Stock Incentive Plan, as amended, or under the Corporation's compensation deferral plans. Each nominee is also a director of American Airlines, Inc. ("American").

BUSINESS AFFILIATIONS AND SECURITIES OWNERSHIP

    DAVID L. BOREN, President, University of Oklahoma, Norman, Oklahoma; educational institution. He is also a director of Phillips Petroleum Company, Texas Instruments Incorporated and Torchmark Corporation. From 1979 through 1994, he was a United States Senator for Oklahoma. From 1975 through 1979, he was the Governor of Oklahoma.

        Mr. Boren is 55 and was elected a director in 1994. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 700 shares of the Corporation's common stock.

    EDWARD A. BRENNAN, retired Chairman, President and Chief Executive Officer, Sears, Roebuck and Co., Chicago, Illinois; merchandising. He is also a director of Allstate Corporation, Dean Witter, Discover & Company, Minnesota Mining and Manufacturing Company, Unicom Corporation, Dean Foods Company and The SABRE Group Holdings, Inc.

        Mr. Brennan is 63 and was elected a director in 1987. He is a member of the Executive
    Committee and is Chairman of the Compensation/Nominating Committee. On March 24, 1997,
    he was the beneficial owner of 6,100 shares of the Corporation's common stock.

    ARMANDO M. CODINA, Chairman of the Board and Chief Executive Officer, Codina Group, Inc., Coral Gables, Florida; real estate investments, development, construction, property management and brokerage services. He is also a director of BellSouth Corporation, Winn Dixie Stores, Inc., FPL Group, Inc. and American Bankers Insurance Group, Inc.

        Mr. Codina is 50 and was elected a director in 1995. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,000 shares of the Corporation's common stock.

    ROBERT L. CRANDALL, Chairman of the Board, President and Chief Executive Officer, AMR Corporation, and Chairman of the Board and Chief Executive Officer, American Airlines,
Inc., Fort Worth, Texas; air transportation, information systems and diversified services. He is Chairman of the Board of The SABRE Group Holdings, Inc. He is also a director of Halliburton Company.

        Mr. Crandall is 61. He became the Corporation's Chairman of the Board and Chief Executive Officer on March 1, 1985. He was elected a director of American in 1976. He is Chairman of the Executive Committee. On March 24, 1997, he was the beneficial owner of 128,500 shares of the Corporation's common stock.

    CHRISTOPHER F. EDLEY, President Emeritus and retired President and Chief Executive Officer, United Negro College Fund, Inc., New York, New York; non-profit fundraising organization. He is also a director of Allstate Corporation, The Great Atlantic & Pacific Tea Company, Inc. and The Student Loan Corporation.

        Mr. Edley is 69 and was elected a director of American in 1977. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,700 shares of the Corporation's common stock.

    CHARLES T. FISHER, III, retired Chairman and President of NBD Bancorp, Inc. and NBD Bank, Detroit, Michigan; banking. He is also a director of First Chicago NBD Corporation, First National Bank of Chicago, NBD Bank (Michigan), General Motors Corporation and Hughes Electronics, Inc.

        Mr. Fisher is 67 and was elected a director of American in 1968. He is a member of the Executive and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,700 shares of the Corporation's common stock.

    EARL G. GRAVES, Chairman and Chief Executive Officer, Earl G. Graves,
Limited,
New York, New York; communications and publishing (including publication of BLACK ENTERPRISE magazine). He is Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P., a Pepsi-Cola bottling franchise. He is a general partner of Egoli Partners, L.P., which is a general partner of New Age Beverages, the Pepsi-Cola bottling franchise in the Republic of South Africa. He is a director of Aetna Life and Casualty Co., Chrysler Corp., Federated Department Stores, Inc. and Rohm and Haas Co.

        Mr. Graves is 62 and was elected a director in 1995. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,300 shares of the Corporation's common stock.

    DEE J. KELLY, Partner, Kelly, Hart & Hallman, P.C., Fort Worth, Texas; law firm. He is also a director of Justin Industries, Inc. and The SABRE Group Holdings, Inc.

        Mr. Kelly is 68 and was elected a director in 1983. He is a member of the Executive and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 2,700 shares of the Corporation's common stock.

    ANN D. MCLAUGHLIN, Chairman of The Aspen Institute, Aspen, Colorado; public policy organization. She was President of the Federal City Council, Washington, D.C., from 1990-1995. She was President and Chief Executive Officer of New American Schools Development Corporation, Arlington, Virginia from 1992 through 1993. Ms. McLaughlin was visiting fellow of The Urban Institute, Washington, D.C. from 1989 to 1992. She was Secretary of Labor from 1987 through 1989 and Undersecretary of the Department of the Interior from 1984 through 1987. She is also a director of General Motors Corporation, Kellogg Company, Host Marriott Corporation, Union Camp Corporation, Potomac Electric Power Company, Vulcan Materials Company, Nordstrom, Inc., Harman International Industries, Inc., Sedgwick Group, plc, Donna Karan International, Inc. and the Federal National Mortgage Association (Fannie Mae).

        Ms. McLaughlin is 55 and was elected a director in 1990. She is Chairman of the Audit
    Committee and is a member of the Compensation/Nominating Committee. On March 24, 1997,
    she was the beneficial owner of 1,700 shares of the Corporation's common stock.

    CHARLES H. PISTOR, JR., retired Vice Chair, Southern Methodist University, Dallas, Texas; educational institution. He is a former President of the American Bankers Association. He previously served as Chairman and Chief Executive Officer of NorthPark National Bank, Dallas and of First RepublicBank Dallas, N.A. He is also a director of American Brands, Inc., Centex Corporation and Oryx Energy Company.

        Mr. Pistor is 66 and was elected a director in 1982. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 2,500 shares of the Corporation's common stock.

    JOE M. RODGERS, Chairman, The JMR Group, Nashville, Tennessee; investment company. From 1985 through 1989, Mr. Rodgers was the United States Ambassador to France. He is also a director of Gaylord Entertainment Company, Gryphon Holdings Inc., Lafarge Corporation, SunTrust Bank, Nashville, N.A., Thomas Nelson, Inc., Tractor Supply Company and Willis Corroon Group plc.

        Mr. Rodgers is 63 and was elected a director in 1989. He is a member of the Audit and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,700 shares of the Corporation's common stock.

    MAURICE SEGALL, Senior Lecturer at the Massachusetts Institute of Technology (Sloan School of Management), Boston, Massachusetts; educational institution. He is also the retired Chairman, President and Chief Executive Officer of Zayre Corporation, a retailing company. He is also a director of Harcourt General, Inc.

        Mr. Segall is 67 and was elected a director in 1985. He is a member of the Executive and Compensation/Nominating Committees. On March 24, 1997, he was the beneficial owner of 1,700 shares of the Corporation's common stock.

    A plurality of the votes cast is necessary for the election of a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

BOARD COMMITTEES

    AMR has standing Audit, Executive and Compensation/Nominating Committees which perform the functions described below. The Board of Directors of AMR held ten meetings in 1996. All the director nominees listed above who served throughout 1996 attended at least 75% of the Board of Directors meetings held that year.

    The Audit Committee, composed entirely of outside directors, met five times during 1996 with the Corporation's independent auditors, representatives of management and the internal audit staff. The Committee recommends the selection of independent auditors, reviews the scope and results of the annual audit, reviews the Corporation's consolidated financial statements, reviews the scope of non-audit services provided by the independent auditors and reviews reports of the independent auditors.

    The Executive Committee met two times during 1996. The Committee may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, with the exception of such powers and authority as are specifically reserved to the Board.

    The Compensation/Nominating Committee, composed entirely of outside directors, met seven times in 1996. The Committee makes recommendations with respect to compensation and benefit programs for the officers and directors of the Corporation and its subsidiaries. It also makes recommendations with respect to assignments to Board Committees and promotions, changes and succession among the senior management of the Corporation and its subsidiaries, and recommends suitable candidates for election to the Board. In this regard, the Committee will consider nominees for election recommended by stockholders. Such recommendations should be submitted in writing to the Corporate Secretary with a suitable description of the nominee's qualifications and evidence of his or her consent to serve.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation/Nominating Committee for 1996 were as follows:

Edward A. Brennan, Chairman   Charles T. Fisher,   Ann D. McLaughlin
                              III
David L. Boren                Earl G. Graves        Charles H. Pistor,
                                                                   Jr.
Armando M. Codina             Dee J. Kelly         Joe M. Rodgers
Christopher F. Edley                               Maurice Segall

    No member of the Compensation/Nominating Committee is a current or former employee or officer of the Corporation or any of its affiliates or has any interlocking relationship with any other corporation that requires specific disclosure under this heading. The following is a summary of certain relationships and transactions between the Corporation and the listed members of the Compensation/Nominating Committee in 1996:

    The law firm of Kelly, Hart & Hallman, P.C. performed legal services for the Corporation. Mr. Kelly is a partner of the firm.

    American advertised in, and sponsored an event hosted by, BLACK ENTERPRISE magazine. Mr. Graves is Chairman of the Board and Chief Executive Officer of Earl G. Graves, Limited, which publishes that magazine.

    The Boston Consulting Group, Inc. is a management consulting firm that performed consulting services for the Corporation. Mr. Segall is a Senior Advisor to the firm.

    The University of Oklahoma provides meteorological information services to American. Mr. Boren is President of the University of Oklahoma.

OTHER MATTERS

    During 1996, the law firm of Gibson, Dunn & Crutcher performed legal services for American. Martin B. McNamara is a partner of the firm and is the husband of Anne H. McNamara, Senior Vice President and General Counsel of the Corporation.

    During 1996, the law firm of Locke Purnell Rain Harrell performed legal services for American. Russell F. Coleman is a partner of the firm and is the son-in-law of Robert L. Crandall, Chairman of the Board, President and Chief Executive Officer of the Corporation.

    Aurora Investments, Inc. ("Aurora"), a subsidiary of the Corporation, owns an equity interest in Canadian Airlines International Ltd. ("Canadian"). American and other subsidiaries of the Corporation also provide airline-related services to Canadian. Douglas A. Carty is Senior Vice President and Chief Financial Officer of Canadian and is the brother of Donald J. Carty, Executive Vice President of the Corporation and President of American.

COMPENSATION OF DIRECTORS

    Outside directors of the Corporation receive an annual retainer of $20,000 for service on the Board of Directors, an annual retainer of $1,500 for service on a standing Committee of the Board and $1,000 for each Board or Committee meeting attended. Directors may defer payment of all or any part of these fees pursuant to two deferral plans. Under the first of these deferral plans, the Corporation will pay interest on the amount deferred at the prime rate from time to time in effect at The Chase Manhattan Bank, N.A. Under the second deferral plan, compensation deferred during any calendar month is converted into stock equivalent units by dividing the total amount of deferred compensation by the average fair market value (as defined in the Corporation's 1988 Long Term Incentive Plan, as amended (the "LTIP")) of the Corporation's common stock during such month. At the end of the deferral period, the Corporation will pay to the director an amount in cash equal to the number of accumulated stock equivalent units multiplied by the average fair market value of the Corporation's common stock during the month in which the deferral period terminates.

    A director, a director's spouse or companion, and a director's dependent children are provided transportation on American and reimbursement for federal income taxes incurred thereon. During 1996, the average value of this transportation and tax reimbursement was approximately $33,657 per director.

    Pursuant to the Corporation's 1994 Directors Stock Incentive Plan, as amended (the "SIP"), outside directors each receive an annual award of 300 deferred shares of the Corporation's common stock. Generally, these shares will be delivered to the director within six months after the director ceases to be a member of the Board.

    The Corporation provides directors, who were elected on or before May 15, 1996, a pension benefit equal to 10% of the director's fees and retainers from the Corporation for his or her last twelve months of service on the Board, multiplied by the number of years of service on the Board, up to a maximum of $20,000 per year. The Corporation provides directors, who were elected after May 15, 1996, an annual grant of 150 deferred shares of the Corporation's common stock. This grant is in lieu of their participation in the foregoing pension plan and is in addition to any other grants that are authorized under the SIP.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    Prior to July 2, 1996, the Corporation conducted its information technology business through various subsidiaries, divisions and operating units. On July 2, 1996, the Corporation reorganized those entities into The SABRE Group, Inc., a separate, wholly-owned subsidiary of the Corporation. On October 11, 1996, The SABRE Group Holdings, Inc. ("TSGH"), the parent corporation of The SABRE Group, Inc., made an initial public offering (the "TSGH IPO") of its Class A Common Stock (the "TSGH Stock"). After the TSGH IPO, TSGH remained a majority-owned subsidiary of the Corporation.

    The following Summary Compensation Table sets forth the compensation for the past three years paid to the individuals who, as of December 31, 1996, were the five most highly compensated directors or executive officers of the Corporation whose aggregate current remuneration exceeded $100,000 (the "named executive officers"). Michael J. Durham, President and Chief Executive Officer of TSGH, is a named executive officer. He received part of his 1996 compensation from TSGH. Accordingly, the Summary Compensation Table contains various references to TSGH in connection with Mr. Durham's compensation.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

                                                                             AWARDS
                                                                   --------------------------
   NAME                      ANNUAL COMPENSATION                                 SECURITIES      PAYOUTS
    AND      ----------------------------------------------------  RESTRICTED    UNDERLYING    -----------
 PRINCIPAL                                        OTHER ANNUAL        STOCK       OPTIONS/        LTIP          ALL OTHER
 POSITION      YEAR      SALARY     BONUS(1)     COMPENSATION(2)    AWARDS(3)    SARS(#)(4)    PAYOUTS(5)    COMPENSATION(6)
-----------  ---------  ---------  -----------  -----------------  -----------  -------------  -----------  -----------------
Crandall          1996  $ 750,000   $               $  36,590       $       0        30,000     $               $  86,588
                  1995    662,500     678,400          36,311               0        50,000     1,702,500          86,282
                  1994    600,000     395,000          35,629               0             0       300,000          79,732
-----------------------------------------------------------------------------------------------------------------------------
Carty             1996    615,000                           0               0        25,000                        13,381
                  1995    565,000     433,835               0               0        25,000       757,000          13,381
                  1994    540,000     225,000               0         176,625        18,000       186,000          13,381
-----------------------------------------------------------------------------------------------------------------------------
Baker             1996    546,750                           0               0        15,000                        16,241
                  1995    540,000     331,711               0               0        18,000       747,000          16,253
                  1994    540,000     194,400               0         176,625        18,000       186,000          15,673
-----------------------------------------------------------------------------------------------------------------------------
Gunn              1996    420,750                           0               0         4,500                        15,106
                  1995    406,250     228,755               0               0         5,500       321,800          15,106
                  1994    400,000     132,000               0         117,750         5,500        50,000          15,106
-----------------------------------------------------------------------------------------------------------------------------
Durham            1996    393,583     230,000               0               0       158,750                         9,443
                  1995    360,417     239,672               0               0         5,500       321,800           9,443
                  1994    350,000     116,000               0         117,750         5,500        50,000           9,443
-----------------------------------------------------------------------------------------------------------------------------

Crandall       =      Robert L. Crandall: Chairman, President and Chief Executive Officer of
                      the Corporation; Chairman and Chief Executive Officer of American;
                      Chairman of TSGH
Carty          =      Donald J. Carty: Executive Vice President of the Corporation; President
                      of American
Baker          =      Robert W. Baker: Executive Vice President-Operations of American
Gunn           =      Michael W. Gunn: Senior Vice President-Marketing of American
Durham         =      Michael J. Durham: President and Chief Executive Officer of TSGH

                                                              (SEE NEXT 3 PAGES FOR FOOTNOTES.)

------------------------

(1) Amounts shown for 1995 represent payments made in 1996 for 1995 services. Amounts shown for 1994 represent payments made in 1995 for 1994 services. Such payments were made pursuant to American's Incentive Compensation Plan. It is expected that there will be payments in 1997, pursuant to such plan, to the named executive officers (other than Mr. Durham) for 1996 services; however, the amount of these payments had not been determined as of the date of this proxy statement. The amount shown for Mr. Durham for 1996 represents payment made in 1997 for services rendered in 1996. Such payment was made pursuant to the Variable Compensation Plan of TSGH. See the related discussion under Compensation/Nominating Committee Report.

(2) These amounts represent reimbursement for taxes related to the payment of insurance premiums.

(3) The value of 1994 restricted stock awards disclosed in this column of the Summary Compensation Table is based on an average market price of AMR common stock of $58.875 on the NYSE on the date of grant (July 25, 1994). This restricted stock is subject to forfeiture and is held by the Corporation for a minimum of two years. In individual instances, the restriction period may be longer. Dividends may be paid on restricted stock; however, no dividends were paid in 1996.

   The following table sets forth certain information concerning restricted stock awards:

                    RESTRICTED STOCK; TOTAL SHARES AND VALUE

             TOTAL NUMBER OF    AGGREGATE MARKET VALUE
            RESTRICTED SHARES    OF RESTRICTED SHARES
  NAME      HELD AT FY-END(A)      HELD AT FY-END(B)
---------  -------------------  -----------------------

Crandall           67,500            $   6,020,190
Carty             133,000               11,862,004
Baker             114,500               10,212,026
Gunn               54,700                4,878,584
Durham             62,000(C)             2,071,603(D)
-------------------------------------------------------

    (A) Except for Mr. Durham, these amounts consist of: (i) shares awarded under the Corporation's restricted stock plan which vest in years 1997 and 1998; (ii) shares of deferred common stock issued under the LTIP which vest at retirement (Career Equity Shares); and (iii) shares of deferred common stock issued under the LTIP which vest upon the Corporation's attainment of predetermined cash flow objectives over a three-year performance period (Performance Shares). See the related discussion of Performance Shares under LTIP awards (p.27). The amount for Mr. Durham is discussed in footnote (C) below.

    (B) Except for Mr. Durham, these amounts are based on the average market price of the Corporation's common stock of $89.188 on the NYSE on December 31, 1996. The amount for Mr. Durham is discussed in footnote
       (D).

    (C) For Mr. Durham, this amount consists of: (i) 2,000 shares of restricted stock of the Corporation; (ii) 3,600 Performance Shares of the Corporation; (iii) 24,520 restricted shares of TSGH Stock, issued to Mr. Durham in connection with the TSGH IPO in exchange for Career Equity Shares of the Corporation; (iv) 17,710 performance shares of TSGH issued to Mr. Durham in connection with the conversion of Performance Shares of the Corporation; and (v) 14,170 performance shares of TSGH.

    (D) For Mr. Durham, this amount is based on: (i) the average market price of the Corporation's common stock of $89.188 on the NYSE on December 31, 1996; and (ii) the average market price of TSGH Stock of $27.875 on the NYSE on December 31, 1996. Of this amount, $499,453 is attributable to the Corporation's common stock and $1,572,150 is attributable to the TSGH Stock.

(4) Except for Mr. Durham, these amounts represent options for shares of the Corporation's common stock. For Mr. Durham, amounts for 1995 and 1994 represent options for shares of the Corporation's common stock, and the amount for 1996 represents options for shares of TSGH Stock. The 1996 amount for Mr. Durham includes a one-time grant made in connection with the TSGH IPO. The 1996 amount for Mr. Durham also includes an annual grant of options for shares of TSGH Stock. Mr. Durham will forego an annual grant of options for shares of TSGH Stock in 1997.

(5) For 1994, these amounts represent performance returns, granted with respect to deferred shares, which are payable annually in cash and are based, in part, on the Corporation's prior five-year average return on investment. For 1995, these amounts represent performance returns and a payout of cash in exchange for Performance Shares of the Corporation (issued pursuant to the Corporation's 1993-1995 Performance Share Plan). For 1996, these amounts will represent performance returns and an anticipated distribution of Performance Shares issued under the Corporation's 1994-1996 Performance Share Plan. The amount of such distribution had not been determined as of the date of this proxy statement. The following table sets forth information concerning LTIP payouts:

                               LTIP PAYOUTS
--------------------------------------------------------------------------
  NAME       YEAR     PERFORMANCE RETURNS  PERFORMANCE SHARES     TOTAL
---------  ---------  -------------------  ------------------  -----------
Crandall     1996          $ 422,750          $                $
             1995            300,000             1,402,500       1,702,500
             1994            300,000                     0         300,000
--------------------------------------------------------------------------
Carty        1996            276,500
             1995            196,000               561,000         757,000
             1994            186,000                     0         186,000
--------------------------------------------------------------------------
Baker        1996            235,000
             1995            186,000               561,000         747,000
             1994            186,000                     0         186,000
--------------------------------------------------------------------------
Gunn         1996             77,500
             1995             60,000               261,800         321,800
             1994             50,000                     0          50,000
--------------------------------------------------------------------------
Durham       1996             77,000
             1995             60,000               261,800         321,800
             1994             50,000                     0          50,000
--------------------------------------------------------------------------

(6) The following table sets forth information concerning all other compensation:

                                  ALL OTHER COMPENSATION
           --------------------------------------------------------------------
                        INTEREST      CONTRIBUTIONS TO DEFINED      INSURANCE
  NAME       YEAR     DIFFERENTIAL(A)     CONTRIBUTION PLANS       PREMIUMS(B)     TOTAL
---------  ---------  -------------  ---------------------------  -------------  ---------
Crandall     1996       $  18,882             $       0             $  67,706    $  86,588
             1995          18,995                     0                67,287       86,282
             1994          13,468                     0                66,264       79,732
------------------------------------------------------------------------------------------
Carty        1996               0                     0                13,381       13,381
             1995               0                     0                13,381       13,381
             1994               0                     0                13,381       13,381
------------------------------------------------------------------------------------------
Baker        1996           1,981                     0                14,260       16,241
             1995           1,993                     0                14,260       16,253
             1994           1,413                     0                14,260       15,673
------------------------------------------------------------------------------------------
Gunn         1996               0                     0                15,106       15,106
             1995               0                     0                15,106       15,106
             1994               0                     0                15,106       15,106
------------------------------------------------------------------------------------------
Durham       1996               0                     0                 9,443        9,443
             1995               0                     0                 9,443        9,443
             1994               0                     0                 9,443        9,443
------------------------------------------------------------------------------------------

    (A) Represents amounts credited but not paid in the current fiscal year and consists of the above-market portion of interest (defined as a rate of interest exceeding 120% of the applicable federal long-term rate, with compounding) on deferred compensation.

    (B) Represents the full amount of premiums paid under a split-dollar life insurance arrangement whereby the Corporation will recover certain premiums paid, except with respect to Mr. Crandall, for whom such amount also includes premiums paid on certain long-term disability policies ($16,869) and a supplemental whole life insurance policy ($38,016).

                             STOCK OPTIONS GRANTED

    The following table sets forth information concerning stock options granted during 1996 by the Corporation to the named executive officers. The hypothetical present values of stock options granted in 1996 are calculated under a Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon the exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the hypothetical present values of stock options reflected in this table will actually be realized.

    IF THE HYPOTHETICAL PRESENT VALUES PRESENTED IN THIS TABLE REPRESENT THE AMOUNTS ACTUALLY REALIZED UPON EXERCISE OF THE OPTIONS, THE CORRESPONDING INCREASE IN TOTAL STOCKHOLDER VALUE WOULD BE NEARLY $4.0 BILLION.

                      OPTIONS/SARS GRANTED IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------
                                  INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                % OF TOTAL                               HYPOTHETICAL
                SECURITIES     OPTIONS/SARS                                PRESENT
                UNDERLYING      GRANTED TO     EXERCISE OR                 VALUE AT
               OPTIONS/SARS    EMPLOYEES IN    BASE PRICE   EXPIRATION     DATE OF
    NAME        GRANTED(#)      FISCAL YEAR     PER SHARE     DATE(7)      GRANT(8)
-------------  -------------  ---------------  -----------  -----------  ------------
Crandall            30,000             7.8      $  76.688       7/22/06  $  1,226,700
Carty               25,000             6.5         76.688       7/22/06     1,022,250
Baker               15,000             3.9         76.688       7/22/06       613,350
Gunn                 4,500             1.2         76.688       7/22/06       184,005
Durham(9)          158,750            18.6         27.000      10/11/06     2,360,613

------------------------

                                                  (SEE NEXT PAGE FOR FOOTNOTES.)

------------------------

(7) Options have a term of ten years and have an exercise price equal to the average market price of the Corporation's common stock on the date of grant. They become exercisable at the rate of 20% per year over a five-year period.

(8) The Black-Scholes model used to calculate the hypothetical values of options for the Corporation's common stock and for the TSGH Stock at the date of grant considers a number of factors to estimate the option's present value. These factors include: (i) the stock's volatility prior to the grant date;
    (ii) the exercise period of the option; (iii) interest rates; and (iv) the stock's expected dividend yield. The assumptions used in the valuation of the options for the Corporation's common stock and the TSGH Stock were: stock price volatility--25.4% (for the Corporation's common stock) and 28.0% (for the TSGH Stock); exercise period--
    10 years; interest rate--6.40% (for the Corporation's interest rate) and 6.42% (for TSGH's interest rate); and dividend yield--0.0%.

(9) The amounts shown for Mr. Durham represent: (i) 31,750 options for shares of TSGH Stock as part of an annual grant on October 11, 1996 (Mr. Durham will forego an annual grant of options for shares of TSGH Stock in 1997); and
    (ii) 127,000 options for shares of TSGH Stock issued to Mr. Durham on October 11, 1996, in connection with the TSGH IPO. The percentage in the third column represents the percentage of total options for TSGH Stock granted to Mr. Durham compared to the total options for TSGH Stock granted to all employees of TSGH.

                           STOCK OPTION EXERCISES AND
                      DECEMBER 31, 1996 STOCK OPTION VALUE

    The following table sets forth certain information concerning stock options exercised during 1996 by the named executive officers and the number and value of unexercised in-the-money options at December 31, 1996. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Corporation's common stock (NYSE) on the date of exercise exceeds the exercise price. There is no assurance that the values of unexercised in-the-money stock options (whether exercisable or unexercisable) reflected in this table will actually be realized.

        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
-----------------------------------------------------------------------------------------------
                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                 OPTIONS/SARS AT           OPTIONS/SARS AT
                                                    FY-END(#)                 FY-END(10)
                   SHARES                    ------------------------  ------------------------
                 ACQUIRED ON      VALUE           EXERCISABLE /             EXERCISABLE /
     NAME        EXERCISE(#)    REALIZED          UNEXERCISABLE             UNEXERCISABLE
---------------  -----------  -------------  ------------------------  ------------------------
Crandall                  0    $         0        60,000 /  70,000       $1,826,280 /  955,020
Carty                15,000        445,320        84,200 /  63,800       2,177,480 / 1,095,394
Baker                15,000        479,063        72,800 /  48,200        1,820,924 /  889,192
Gunn                 20,100        509,620         6,100 /  15,200           84,328 /  278,962
Durham(11)           12,000        400,505        80,010 / 388,770          578,313 /  522,274

------------------------

(10) Except with respect to Mr. Durham, these amounts are based on the average market price of AMR common stock of $89.188 on the NYSE on December 31, 1996.

(11) The amounts shown in the second and third columns for Mr. Durham relate to the Corporation's common stock. The amounts shown in the fourth and fifth columns for Mr. Durham relate to TSGH Stock. All exercisable options listed in the fourth column were issued to Mr. Durham in connection with the conversion of options for the Corporation's common stock into options for TSGH Stock. Of the unexercisable options listed in the fourth column: (i) 33,870 were issued to Mr. Durham on October 11, 1996, in connection with the conversion of options for the Corporation's common stock into options for TSGH Stock; (ii) 127,000 were issued to Mr. Durham on October 11, 1996, in connection with the TSGH IPO; (iii) 31,750 were issued to Mr. Durham on October 11, 1996, as an annual grant of options (Mr. Durham will forego an annual grant of options for shares of TSGH Stock in 1997); and (iv) 196,150 were issued to Mr. Durham on October 11, 1996, in connection with the conversion of his Career Equity Shares of the Corporation into options for TSGH Stock. The amounts shown in the fifth column for Mr. Durham are based on the average market price of TSGH Stock of $27.875 on the NYSE on December 31, 1996.

                        LONG TERM INCENTIVE PLAN AWARDS

    Under the LTIP, deferred shares of the Corporation's common stock (Performance Shares) may be awarded to officers and other key employees, including the named executive officers. Further information concerning Performance Shares can be found in the Compensation/Nominating Committee Report and in the Summary Compensation Table.

                       LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------
                                        PERFORMANCE
                                         OR OTHER              ESTIMATED FUTURE PAYOUTS
             NUMBER OF SHARES, UNITS   PERIOD UNTIL        UNDER NON-STOCK PRICE BASED PLANS
                       OR              MATURATION OR  -------------------------------------------
   NAME        OTHER RIGHTS(#)(12)        PAYOUT      THRESHOLD(#)     TARGET(#)     MAXIMUM(#)
----------  -------------------------  -------------  -------------  -------------  -------------
Crandall    22,500 Performance             12/31/98             0         22,500         39,375
                  Shares
-------------------------------------------------------------------------------------------------
Carty       18,000 Performance             12/31/98             0         18,000         31,500
                  Shares
-------------------------------------------------------------------------------------------------
Baker       10,500 Performance             12/31/98             0         10,500         18,375
                  Shares
-------------------------------------------------------------------------------------------------
Gunn        5,000 Performance              12/31/98             0          5,000          8,750
                  Shares
-------------------------------------------------------------------------------------------------
Durham      14,170 Performance             12/31/98             0         14,170         42,510
                  Shares

------------------------

(12) Performance Shares awarded to Messrs. Crandall, Carty, Baker and Gunn in 1996 were for shares of the Corporation's common stock and were granted, pursuant to the LTIP, under American's Performance Share program. Performance Shares awarded to Mr. Durham in 1996 were for shares of TSGH Stock, and were granted pursuant to the 1996 Long Term Incentive Plan of TSGH. These programs are discussed in more detail on pages 27 and 28 of this proxy statement.

                                  PENSION PLAN

    American's basic pension program for management personnel consists of a fixed benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code ("Code"). Officers of American are eligible for additional retirement benefits, to be paid by American under the Supplemental Executive Retirement Plan (the "SERP") as an operating expense. The SERP provides pension benefits (calculated upon the basis of final average base salary, incentive compensation payments and performance returns) to which officers of American would be entitled, but for the limit of $120,000 on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under American's basic pension program ($150,000 for 1996).

    The following table shows typical annual benefits payable under the basic pension program and the SERP, based upon retirement in 1996 at age 65, to persons in specified remuneration and credited years-of-service classifications. Annual retirement benefits set forth below are subject to reduction for Social Security benefits.

                               PENSION PLAN TABLE

                               ANNUAL RETIREMENT BENEFITS
             ---------------------------------------------------------------
   FINAL
  AVERAGE                       CREDITED YEARS OF SERVICE
 EARNINGS        15           20           25           30           35
-----------  -----------  -----------  -----------  -----------  -----------
$   300,000  $    90,000  $   120,000  $   150,000  $   180,000  $   210,000
    400,000      120,000      160,000      200,000      240,000      280,000
    500,000      150,000      200,000      250,000      300,000      350,000
    600,000      180,000      240,000      300,000      360,000      420,000
    700,000      210,000      280,000      350,000      420,000      490,000
    800,000      240,000      320,000      400,000      480,000      560,000
    900,000      270,000      360,000      450,000      540,000      630,000

    As of December 31, 1996, the named executive officers had the following credited years of service: Mr. Crandall - 22.5; Mr. Carty - 17.5; Mr. Baker - 27.5; Mr. Gunn - 25.5;

Mr. Durham - 16.5. Benefits are shown in the above table on a straight-life annuity basis.

    To provide an incentive for Mr. Crandall to continue his services as Chairman of the Board and Chief Executive Officer, Mr. Crandall is provided with additional years of credited service under American's pension plan for services rendered after 1994. The number of additional credited years will range from two years to ten years, depending on the number of years (or portions thereof) beyond 1995 during which Mr. Crandall continues to serve as Chairman of the Board and Chief Executive Officer (with pro rata credit for partial years).

                             CORPORATE PERFORMANCE

    The following graph compares the yearly change in the Corporation's cumulative total stockholder return on its common stock with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on an index of airlines published by Standard & Poor's, in each case over the preceding five-year period. The Corporation believes that while total stockholder return is AN INDICATOR OF CORPORATE PERFORMANCE, it is subject to the vagaries of the market.

                           CUMULATIVE TOTAL RETURNS*
                    ON $100 INVESTMENT ON DECEMBER 31, 1991

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              AMR      S&P 500   S&P AIRLINES**
1991          100.00     100.00           100.00
1992           95.74     107.62            88.87
1993           95.03     118.45            93.24
1994           75.53     120.01            64.98
1995          105.32     165.16            91.90
1996          123.54     201.51            99.20

------------------------

 * Defined as stock price appreciation plus dividends paid assuming reinvestment of dividends.

** Standard & Poor's Airline Index included: (i) for 12/31/91-6/30/94, American Airlines, Delta Air Lines, United Airlines, USAirways; and (ii) for 7/1/94-12/31/96, American Airlines, Delta Air Lines, Southwest Airlines, USAirways.

OWNERSHIP OF SECURITIES

    On December 31, 1996, directors and officers of the Corporation and American, as a group, owned, or had been granted rights to acquire under the stock-based compensation plans of the Corporation, 2,497,291 shares of common stock of the Corporation (approximately 2.7% of the common stock outstanding as of that date). Each director or officer separately, and all directors and officers as a group, beneficially owned less than 1% of any class of equity securities of the Corporation as of such date.

    The following firms have informed the Corporation that they were the beneficial owners of more than 5% of the Corporation's outstanding common stock at December 31, 1996:

                                NAME AND ADDRESS                                                    PERCENT
                              OF BENEFICIAL OWNER                                  AMOUNT HELD      OF CLASS
                      ------------------------------------                        --------------  ------------
Tiger Management, L.L.C. .......................................................    5,910,100(13)        6.5%
101 Park Avenue
New York, New York 10178

Oppenheimer Group, Inc. ........................................................    5,354,091(14)       5.89%
Oppenheimer Tower
World Financial Center
New York, New York 10281

FMR Corp. ......................................................................    5,012,957(15)       5.51%
82 Devonshire Street
Boston, Massachusetts 02109

------------------------

(13) Tiger Management, L.L.C. ("TM"), Tiger Performance, L.L.C. ("TP"), Panther Partners, L.P. ("Panther"), Panther Management Company, L.P. ("PMC"), and Julian H. Robertson, Jr. filed a Schedule 13G. This schedule indicates that Mr. Robertson is the ultimate controlling person of TM, TP and PMC and that PMC is the general partner of Panther. The schedule also indicates that: (i) TM beneficially owns, and has shared voting and dispositive power over, 3,596,000 shares of the Corporation's common stock; (ii) TP beneficially owns, and has shared voting and dispositive power over, 2,034,900 shares;
    (iii) Panther and PMC, jointly, beneficially own, and have shared voting and dispositive power over, 256,700 shares; and (iv) Mr. Robertson, in addition to the shares referenced in clauses (i) through (iii) above, beneficially owns 31,500 shares. Of these shares, he has shared voting and dispositive power over 22,500 shares and sole voting and dispositive power over 9,000 shares.

(14) Oppenheimer Group, Inc. filed a Schedule 13G which indicates that it beneficially owns, and has shared voting and dispositive power over, 5,354,091 shares of the Corporation's common stock. The schedule also indicates that Oppenheimer Capital, a subsidiary of Oppenheimer Group, Inc., beneficially owns, and has shared voting and dispositive power over, 5,315,331 of such 5,354,091 shares.

(15) FMR Corp. filed a Schedule 13G which indicates that it beneficially owns 5,012,957 shares of the Corporation's common stock. The schedule also indicates that FMR Corp. has sole dispositive power over all of these shares and sole voting power over 847,283 of these shares.

EXECUTIVE TERMINATION BENEFITS AGREEMENTS/EMPLOYMENT AGREEMENTS

    The Corporation has executive termination benefits agreements (the "Agreements") with 12 officers of American, including all of the named executive officers (other than Mr. Durham, who has a similar agreement with TSGH, described below). The benefits provided by the Agreements are triggered by the termination of the individual who is a party to an Agreement: (i) within three years following a change in control of the Corporation, if the individual's employment with the Corporation is terminated other than for cause or if the individual terminates his or her employment with "good reason"; or (ii) within one year following a change in control of the Corporation, if the individual terminates his or her employment with the Corporation. If the individual's employment is terminated for cause or as a consequence of death or disability, the Agreement is not triggered. Under the terms of the Agreements, a change in control of the Corporation is deemed to occur: (i) if a third party acquires 20% or more of the Corporation's common stock; (ii) upon the occurrence of a transaction that requires stockholder approval and involves the acquisition of the Corporation (through the purchase of assets or by merger or otherwise) by an entity other than the Corporation or a subsidiary thereof; or (iii) if during any 24-month period the individuals who, at the beginning of such period, constitute the Board of Directors of the Corporation cease for any reason (other than death) to constitute at least a majority thereof. The Agreements provide that upon such termination the individual will receive, in a lump sum payment:
(i) two times each of the individual's annual base salary; (ii) the annual award paid under American's incentive compensation plan; and (iii) the annual performance return payments and certain other miscellaneous benefits. In addition, upon a change in control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest and all stock options will become immediately exercisable). Finally, the individual will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

    TSGH has an executive termination agreement with Mr. Durham. This agreement provides that Mr. Durham will be employed by TSGH for a term of three years beginning October 11, 1996. If TSGH were to terminate Mr. Durham's employment during the term of the agreement without cause, Mr. Durham would receive a severance payment equal to the greater of: (i) one year's salary and target incentive compensation; or (ii) the total amount of salary and target incentive compensation remaining for the term of the agreement (and, in either case, all outstanding stock awards would continue vesting through the greater of one year or the remainder of the term of the agreement).

    TSGH also has a change in control agreement with Mr. Durham. The benefits provided by this agreement will be triggered by Mr. Durham's termination: (i) within three years following a change in control of TSGH, if his employment with TSGH is terminated other than for cause or if he terminates his employment with "good reason"; or (ii) within one year following a change in control of TSGH, if Mr. Durham terminates his employment with TSGH. If Mr. Durham's employment is terminated for cause or as a consequence of his death or disability, the benefits of this agreement are not triggered. Under this agreement, a change in control of TSGH is deemed to occur: (i) if a third party, other than AMR or an affiliate, acquires 20% or more of the combined voting power of TSGH's then outstanding securities which vote in an election of directors of TSGH; (ii) upon the occurrence of a transaction that requires stockholder approval and involves the acquisition of TSGH (through the purchase of assets or by merger or otherwise) by an entity other than TSGH, a subsidiary thereof, AMR or an affiliate thereof; or (iii) if during any 24-month period the individuals who, at the beginning of such period, constitute the Board of Directors of TSGH cease for any reason (other than death) to constitute at least a majority thereof and the new directors of TSGH were not elected with the approval of the individuals who, at the beginning of such period, constitute the Board of Directors of TSGH. A change in control would not occur in the event that AMR distributes its Class B Common Stock, par value $.01 per share, of TSGH (or upon conversion of such Class B Common Stock, the resulting TSGH Stock) to its stockholders or sells such common stock to the public in an underwritten public offering. The change in control agreement provides that, upon Mr. Durham's termination pursuant to a change in control, he would receive, in a lump sum payment equal to the sum of:
(i) two times the greater of (A) his annual base salary at the termination date, or (B) his effective annual base salary immediately prior to the change in control; plus (ii) two times the greater of (x) the median annual bonus awarded to him under the 1996 Long Term Incentive Plan of TSGH or any other bonus plan, or (y) 50% of the highest median target bonus rate applicable to him for any period during such prior three-year period, multiplied by the annual applicable base salary determined under (i) above, and certain other miscellaneous benefits. In addition, upon a change in control, the vesting and exercisability of stock awards will be accelerated (for example, deferred and restricted stock will immediately vest and all stock options will become immediately exercisable). Finally, Mr. Durham will be reimbursed for excise taxes, if any, paid pursuant to Section 280G of the Code (or its successor provision) and for federal income tax paid on such excise tax reimbursement.

                    COMPENSATION/NOMINATING COMMITTEE REPORT

(1)  OVERALL POLICY

    The objectives of the Corporation's compensation policies are: (i) to attract and retain the best possible executive talent; (ii) to motivate its executives to achieve the Corporation's goals; (iii) to link executive and stockholder interests through equity based compensation; and (iv) to provide a compensation package that appropriately recognizes both individual and corporate contributions. With these objectives in mind, the Corporation has developed an overall compensation strategy that links a very large portion of executive compensation to the Corporation's financial success. The Corporation expects that compensation payable in 1996 to the named executive officers will be fully deductible for U.S. income tax purposes.

    The Compensation/Nominating Committee (the "Compensation Committee" or the "Committee") is composed entirely of disinterested members of the Board of Directors. No member of the Committee is a current or former employee or officer of the Corporation or any of its affiliates. The Committee meets regularly throughout the year to review general compensation issues and determines the compensation of all of the officers of American (five of whom are also officers of the Corporation)--including all of the named executive officers. The Committee made compensation decisions regarding Mr. Durham until October 11, 1996, the date of the TSGH IPO. Decisions on and after October 11, 1996 regarding Mr. Durham's compensation were made by the Compensation/Nominating Committee of the Board of Directors of TSGH.(16)

    Once a year, the Compensation Committee conducts a comprehensive review of the Corporation's executive compensation program. This review includes: (i) an internal report evaluating executive compensation throughout the Corporation to ensure consistency and program effectiveness, including the relationship of executive pay to performance; and (ii) a comprehensive report from an independent compensation consultant (retained by the Committee) evaluating the competitiveness of executive compensation at the Corporation relative to other major public corporations employing similar executive talent.

    The key elements of an executive's compensation consist of: (i) base salary;
(ii) an incentive compensation award (in years when corporate performance warrants such an award); (iii) performance returns; and (iv) stock compensation, which may include deferred stock (career equity shares and/or performance shares), restricted stock and/or stock options. The Committee also regularly reviews data on the competitive marketplace, comparing total compensation and each element thereof with compensation opportunities at comparable positions at other

------------------------

(16) The members of the Compensation/Nominating Committee of the Board of Directors of TSGH were: Edward A. Brennan, Chairman; Paul C. Ely, Jr.; Dee
    J. Kelly; Glenn W. Marschel, Jr.; Bob L. Martin; and Richard L. Thomas.

companies. The Committee's policy is to establish compensation ranges that are approximately at the median of those found at a comparator group made up of Fortune 500 companies across industries with whom the Corporation and American compete for talent (the "Comparator Group") for comparable positions.

(2)  DISCUSSION

(A)  BASE SALARY

    The Committee reviews officers' salaries, including Mr. Crandall's, annually and makes adjustments based on its subjective evaluation of the performance of American and the individual. In the case of an officer with responsibility for business units other than American, the financial results of those units are also considered.

    In 1996, Mr. Crandall asked the Committee not to consider any increase in his salary. In accordance with his request, he received no increase in salary.

(B)  INCENTIVE COMPENSATION PLANS

    AMERICAN

    American's incentive compensation plan was approved by the stockholders in 1989 and is reviewed annually by the Committee. The Committee also reviews the incentive compensation plans of the Corporation's other subsidiaries.

    In 1996, the American incentive compensation plan provided that participants would be eligible to receive awards only if the following four performance goals were met: (i) American's cash flow return on gross assets exceeded 6.7%; (ii) the profit sharing plan for employees represented by the Transport Workers Union made a distribution; (iii) the variable compensation plan for pilots made a distribution; and (iv) American's general profit sharing plan for non-incentive compensation eligible employees made a distribution.

    While target bonus payments to a participant under the incentive compensation plan are based upon an individual's job classification level at American relative to similar levels at the Comparator Group, the actual amount of the award is based on a subjective evaluation of each individual's performance. For Mr. Crandall, the target bonus payment is 100% of base salary. For Mr. Carty, the target bonus payment is 75% of base salary; for Mr. Baker, the target bonus payment is 60% of base salary; for Mr. Gunn, the target bonus payment is 55% of base salary.

    In recognition of superior performance, the Committee may award additional amounts in excess of the target bonus payments; however, unless otherwise determined by the Committee, no bonus payment may exceed 100% of the individual's annualized base salary at the time of payment. Moreover, unless the Committee otherwise decides, the combination of an incentive compensation award and performance return payments (described below) for any given year may not exceed 100% of an individual's base salary. As of the date of this proxy statement, the Committee has not reviewed the individual performance of Messrs. Crandall, Carty, Baker and Gunn for 1996. Therefore, the Committee has not yet determined whether any bonus will be payable to each such officer and, if so, the amount that will be payable as a bonus. Based on American's performance in 1996, the Committee expects that, after reviewing and thoroughly evaluating the performance of these named executive officers, it will approve the payment of a bonus to each such officer.

    TSGH

    TSGH's incentive compensation plan is known as the "Variable Compensation Plan." This plan is reviewed annually by the Compensation/Nominating Committee of TSGH. The Variable Compensation Plan of TSGH provided that participants would be eligible to receive awards only if TSGH achieved a consolidated total shareholder return of 6.5%. For Mr. Durham, the target bonus payment under the Variable Compensation Plan is 55% of base salary.

(C)  STOCK BASED COMPENSATION

    Under the LTIP, stock based compensation (which may include stock options, restricted stock and deferred stock) may be granted to officers and key employees of the Corporation and its affiliates. The purpose of equity participation is to align further the interests between executive officers and the Corporation's stockholders in the Corporation's growth in real value over the long term.

STOCK OPTIONS

    AMERICAN

    Stock options issuable to key employees of American are options for common stock of the Corporation. They are exercisable for ten years from the date of grant, have an exercise price equal to the average market price on the NYSE of the Corporation's common stock on the date of grant and vest in 20% increments over five years. This approach is designed to provide an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

    The Committee determines the number of options to be granted based upon a subjective evaluation of the executive with respect to three factors: (i) individual performance; (ii) the executive's ability to perform multiple functions; and (iii) the executive's retention value to the

Corporation. The number of stock options awarded, if any, depends upon the executive's rating with respect to these factors.(17)

    On July 22, 1996, the Committee granted Mr. Crandall options to purchase 30,000 shares of the Corporation's common stock at an exercise price of $76.688, which represents the average market price (NYSE) of the Corporation's common stock on the date of grant. These options become exercisable at the rate of 20% per year over a five-year period. This grant was based on: (i) the Committee's subjective evaluation of Mr. Crandall's service and strategic contributions;
(ii) the Corporation's improved financial results; and (iii) the amount of Mr. Crandall's compensation relative to chief executives of Comparator Group companies.

    TSGH

    Stock options for key employees of TSGH are options for TSGH Stock. They are exercisable for ten years from the date of grant, have an exercise price equal to the average market price on the NYSE (except for options granted in 1996, which have an exercise price equal to the offering price) of TSGH Stock on the date of grant and vest in 20% increments over five years. This approach is designed to provide an incentive to create stockholder value over the long term, since the full benefit of the stock option compensation package cannot be realized unless stock appreciation occurs over a number of years.

    The Compensation/Nominating Committee of TSGH determines the number of options to be granted based upon a subjective evaluation of the executive with respect to three factors: (i) individual performance; (ii) the executive's ability to perform multiple functions; and (iii) the executive's retention value to TSGH. The number of stock options awarded, if any, depends upon the executive's rating with respect to these factors.(18)

CAREER EQUITY SHARES

    Shares of deferred common stock have been granted, from time to time, to the officers and key employees of the Corporation and its affiliates through the career equity program (the "Program") to retain and compensate these individuals and to give these individuals a stake in the long-term performance of the Corporation through stock ownership. Career equity shares are also granted to provide retirement income competitive with the median of the Comparator Group.

------------------------

(17) See the Summary Compensation Table for information regarding the number of stock options awarded to the named executive officers in 1996.

(18) See the Summary Compensation Table for information regarding the number of stock options awarded to Mr. Durham by TSGH in 1996.

    The Program provides that career equity shares vest generally upon the executive's retirement.
In order to assure the Corporation of the executive's services for his or her career and to provide appropriate levels of retirement income, the Corporation has agreements with each named executive officer (except Mr. Crandall) which guarantee that the value of the individual's career equity holdings will be equal to three and one-half times the individual's final average salary at retirement.

    The Committee determines the number of career equity shares to be granted based upon a subjective evaluation of the executive with respect to four factors: (i) current performance; (ii) the executive's ability to perform multiple functions; (iii) the executive's retention value to the Corporation; and (iv) the executive's level of retirement income. The actual number of career equity shares awarded, if any, depends upon the executive's rating with respect to these factors.

    In 1996, Mr. Crandall requested that he not be awarded any career equity shares. In accordance with his request, no career equity shares were awarded to him.

    The Program also provides for the annual cash payment of "performance returns" on career equity shares. For the named executive officers, the amount of the payment depends upon: (i) the rolling five-year average of the Corporation's return on investment; (ii) the aggregate number of career equity shares awarded; (iii) the percentage, if any, of the aggregate number of career equity shares determined by the Committee to be eligible for payment of performance returns in a given year, based upon a subjective evaluation of individual performance; and (iv) the average market price (NYSE) of the Corporation's common stock on the date of grant. In 1996, the percentage of career equity shares used in the calculation for the named executive officers ranged from 55% to 100%.(19)

    In 1996, Mr. Crandall was awarded performance returns on approximately 55% of his career equity shares based upon the Committee's subjective evaluation of his service and strategic contributions to the Corporation and to ensure that Mr. Crandall's total compensation remained competitive with the median for chief executive officers in the Comparator Group.

    TSGH has no program for career equity shares.

RESTRICTED STOCK

    AMERICAN

    Restricted stock awards are grants of common stock of the Corporation which carry full stockholder privileges including the right to vote and the right to receive any declared dividends in respect of such shares. The shares are held by the Corporation with vesting based on the

------------------------

(19) See the Summary Compensation Table for information regarding the payment of performance returns to the named executive officers in 1996.

satisfaction of future service requirements. The shares are non-transferable and are subject to risk of forfeiture. Restricted stock awards are designed to retain the services of key executives and, therefore, do not vest, generally, until a minimum of two years has passed since the date of grant. Restricted stock grants are based upon: (i) a subjective evaluation of the executive's current performance; (ii) retention value; and (iii) ability to perform multiple functions.

    In 1996, Mr. Crandall requested that he not be considered for any award of restricted stock. In accordance with this request, no restricted stock award was made to him.

    TSGH

    Restricted stock awards are grants of shares of TSGH Stock which carry full stockholder privileges, including the right to vote and the right to receive any declared dividends in respect of such shares. The shares are held by TSGH with vesting based on the satisfaction of future service requirements. The shares are nontransferable and are subject to risk of forfeiture. Restricted stock awards are designed to retain the services of key executives and, therefore, do not vest, generally, until a minimum of two years has passed since the date of grant.

PERFORMANCE SHARES

    AMERICAN

    Performance shares which are issuable to key employees of American are awards of deferred stock of the Corporation, pursuant to the LTIP, under the performance share program applicable to American. These shares are granted contingent upon the Corporation's attainment of pre-determined cash flow objectives over a three-year "performance period." The cash flow objective is based on the Corporation's cumulative operating cash flow relative to adjusted assets over the performance period. The percentage of the shares granted which will vest range from 0% to 175% based upon varying levels of cumulative operating cash flow relative to adjusted assets over the three-year period, as well as the Corporation's standing (on the same basis) relative to four major competitors (United, Delta, Southwest and USAirways).(20) If each competitor outperforms the Corporation with respect to this measurement, or if the Corporation fails to achieve a certain level of cumulative operating cash flow relative to adjusted assets, no performance shares will be earned. Performance share grants are based upon: (i) a subjective evaluation of the executive's current performance; (ii) retention value; and (iii) ability to perform multiple functions.

    In 1996, Mr. Crandall was issued 22,500 performance shares based upon the Committee's subjective evaluation of Mr. Crandall's service and strategic contributions to the Corporation.

------------------------

(20) See the Long Term Incentive Plan Award Table for the number of performance shares granted to the named executive officers by AMR (except for Mr. Durham, whose shares were granted by TSGH) in 1996.

    TSGH

    Performance shares which are issuable to key employees of TSGH are awards of deferred stock of TSGH under its 1996 Long Term Incentive Plan. These shares are granted contingent upon TSGH's attainment of pre-determined total shareholder return objectives over a three-year "performance period." The total shareholder return objective is based on the increase in business value and the amount of free cash flow generated by TSGH over the performance period. The percentage of the shares granted which will vest ranges from 0% to 300% based upon varying levels of total shareholder returns over the performance period.(21) If TSGH fails to achieve a certain level of total shareholder return, no performance shares will be earned. Performance share grants within TSGH are based upon: (i) a subjective evaluation of the executive's current performance; (ii) retention value; and (iii) ability to perform multiple functions.

                    COMPENSATION/NOMINATING COMMITTEE OF AMR

Edward A. Brennan, Chairman   Charles T. Fisher,    Ann D. McLaughlin
David L. Boren                III                   Charles H. Pistor,
Armando M. Codina             Earl G. Graves        Jr.
Christopher F. Edley          Dee J. Kelly          Joe M. Rodgers
                                                    Maurice Segall

------------------------

(21) See the Long Term Incentive Plan Award Table for the number of shares granted to Mr. Durham by TSGH in 1996.

                       PROPOSAL 2--SELECTION OF AUDITORS

    Based upon the recommendation of the Corporation's Audit Committee, the Board of Directors has selected Ernst & Young LLP to serve as the Corporation's independent auditors for the year ending December 31, 1997. The stockholders will be requested to ratify the Board's selection. Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement, if they so desire, and will be available to answer appropriate questions. Ernst & Young's fee for accounting and audit-related services for 1996 for the Corporation and its subsidiaries was approximately $2,600,000.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of a majority of the shares represented and entitled to vote is required to approve the Board's selection of auditors. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

                                           By Order of the Board of Directors,

                                                        [SIGCUT]

                                           Charles D. MarLett
                                           CORPORATE SECRETARY

May 1, 1997

    If you are planning to attend the Annual Meeting in person, you must bring the admission ticket printed on this page with you. You will be asked for this ticket at the stockholder registration desk at the Annual Meeting. If you do not have an admission ticket, other evidence of share ownership will be necessary to obtain admission to the Annual Meeting. See "Official Notice of Annual Meeting" for details.

                          (PLEASE CUT ALONG THIS LINE)

 -------------------------------------------------------------------------------

                                AMR CORPORATION
                      1997 ANNUAL MEETING ADMISSION TICKET

       The Annual Meeting of Stockholders of AMR Corporation will be held at 10:00 A.M., CDT, on Wednesday, May 21, 1997,
             at the Park West Ballroom of The Omni Hotel Park West,
                        1590 LBJ Freeway, Dallas, Texas.

                    TO ATTEND THIS MEETING YOU MUST PRESENT
                 THIS TICKET OR OTHER PROOF OF SHARE OWNERSHIP

(Doors open at 9:00 A.M. NOTE: Cameras, tape recorders or other similar recording devices will not be allowed in the meeting room.)

                                      AMR

                                AMR CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF AMR CORPORATION

P   The undersigned hereby appoints Robert L. Crandall, Christopher F. Edley
R   and Charles T. Fisher, III, or any of them, proxies, each with full
O   power of substitution, to vote the shares of the undersigned at the
X   Annual Meeting of Stockholders of AMR Corporation on May 21, 1997, and
Y any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

    Election of Directors, Nominees:

    David L. Boren, Edward A. Brennan, Armando M. Codina, Robert L. Crandall, Christopher F. Edley, Charles T. Fisher, III, Earl G. Graves, Dee J. Kelly, Ann D. McLaughlin, Charles H. Pistor, Jr., Joe M. Rodgers, Maurice Segall.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES
UNLESS YOU SIGN AND RETURN THIS CARD.                         /SEE REVERSE SIDE/

/X/            PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                   0664

          THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS' NOMINEES, FOR PROPOSAL 2.

     The Board of Directors recommends a vote FOR proposals 1 and 2.

1. Election of    FOR   WITHHELD    2. Ratification of the   FOR AGAINST ABSTAIN
   Directors      / /     / /          selection of Ernst &  / /   / /     / /
 (see reverse).                      Young LLP as
                                       independent
                                       auditors for the
                                       year 1997.


For, except vote withheld from the following nominee(s):


____________________________

____________________________


                    Do you plan to attend the Annual Meeting?  / /     / /
                                                               YES     NO


SIGNATURE(S)__________________________________________DATE__________________
Note:  Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.